Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, NJ 07890
www.selective.com

For Immediate Release
Investor Contact: Jennifer DiBerardino
973-948-1364, jennifer.diberardino@selective.com

Media Contact: Gail Petersen
973-948-1307, gail.petersen@selective.com

Selective to Outsource Investment Operations

Branchville, NJ – April 2, 2010 – Selective Insurance Group, Inc. (NASDAQ: SIGI) announced today that its investment operations will be outsourced to third party managers.  This does not indicate a change to the overall investment strategy, only the execution model.  The company expects to benefit from greater flexibility in trade execution, broader specific sector knowledge and advanced risk management tools.

As a result of this change, Executive Vice President and Chief Investment Officer Kerry A. Guthrie, has left Selective.  Mr. Guthrie has guided the company’s investment operations for the past eight years and been a dedicated Selective employee for more than twenty years.

Selective Insurance Group, Inc. is a holding company for seven property and casualty insurance companies rated “A+” (Superior) by A.M. Best.  Through independent agents, the insurance companies offer primary and alternative market insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program.  Selective maintains a website at www.selective.com.

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